Exhibit 11 under Form N-1A
                                    Exhibit 23 under Item 601/Reg. S-K


                     INDEPENDENT AUDITORS' CONSENT



The Board of Trustees DG INVESTOR SERIES:

With respect to this Post Effective Amendment No. 18 to the Registration Statement (No. 33-46431) on Form N-1A of the DG Investor Series, we consent to the use of our report dated April 11, 1997, on the financial statements of the funds listed below, incorporated by reference, and to the references to our Firm under the headings "Financial Highlights" in Part A of the Registration Statement and "Other Services-Independent Auditors" in Part B of the Registration Statement.

                 o DG Equity Fund
                 o DG Opportunity Fund
                 o DG Limited Term Government Income Fund
                 o DG Government Income Fund
                 o DG Municipal Income Fund
                 o DG U.S. Government Money Market Fund







By:   KPMG Peat Marwick LLP
      KPMG Peat Marwick LLP

Pittsburgh, Pennsylvania
October 28, 1997